                                                                     EXHIBIT 4.3



         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. 2                                                               $186,974,000

            Tranche B 11% Senior Subordinated Discount Note due 2011



         TeleCorp PCS, Inc., a Delaware corporation, promises to pay to Lucent Technologies Inc., or registered assigns, the principal sum of one hundred eighty-six million nine hundred seventy-four thousand dollars ($186,974,000) on April 15, 2011.

         Interest Payment Dates: April 15 and October 15.

         Record Dates: April 1 and October 1

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                   TELECORP PCS, INC.



                                   by
                                       ----------------------------------------
                                       Thomas H. Sullivan
                                       Executive Vice President and Chief
                                       Financial Officer

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK N.A. (f/k/a FIRSTAR BANK, N.A.), as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
     --------------------------------------
     Authorized Signatory

            Tranche B 11% Senior Subordinated Discount Note due 2011

         1. Interest

         (a) TeleCorp PCS, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at 11% per annum (the "Interest Rate"). Cash interest will not accrue or be payable on the Notes prior to April 15, 2006. Cash interest will accrue at the Interest Rate from April 15, 2006, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the April 1 or October 1 preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2006. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities plus 1.00% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         (b) Liquidated Damages. The holder of this Security is entitled to the benefits of an exchange and registration rights agreement (the "Registration Agreement) among the Company and the purchasers named therein providing exchange and registration rights to the holders of any Initial Securities issued under the Indenture. Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement, is not filed with the Commission on or prior to 60 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 of Accreted Value of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         2. Method of Payment

               The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium (if any), liquidated damages (if any) and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Security (including principal, premium (if any), liquidated damages (if any) and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Payments in respect of the Securities represented by a Global Security (including principal, premium (if any), liquidated damages (if any) and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.

         3. Paying Agent and Registrar

               Initially, U.S. Bank N.A. (f/k/a Firstar Bank, N.A.), a national association under the laws of the United States (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4. Indenture

               The Company issued the Securities under an Indenture dated as of April 6, 2001, (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior subordinated unsecured obligations of the Company in the aggregate principal amount at maturity at any one time outstanding of up to $750,000,000 (subject to Sections 2.01, 2.02 and 2.09 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any

Exchange Securities and Private Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, and make Asset Dispositions. The Indenture also imposes limitations (with certain exceptions) on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

               To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors (if any) jointly and severally, unconditionally guarantee the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


         5. Optional Redemption


               Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to April 15, 2006. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

        Year                                            Redemption Price
        ----------------------------------------------------------------
        2006                                                105.500%
        2007                                                103.667%
        2008                                                101.833%
        2009                                                100.000%

               In addition, at any time and from time to time prior to April 15, 2004, the Company may redeem up to a maximum of 35% of the aggregate principal amount at maturity of the Securities with the proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.000% of the Accreted Value on the redemption date; provided, however, that, after giving effect to any such redemption at least 65% of the aggregate principal amount at maturity of the Securities remains outstanding. In addition, any such redemption shall be made within 180 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                  At any time on or prior to April 15, 2006, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100.00% of the Accreted Value on the redemption date plus the Applicable Premium.

               "Accreted Value" means with respect to each Security:

               (a) as of any date of determination prior to April 15, 2006, the sum of :

               (1) the initial offering price of each Security to Lucent Technologies Inc.; and

               (2) the portion of the excess of the principal amount of each Security over such initial offering price, which shall have been amortized by the Company in accordance with U.S. generally accepted accounting principles through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each interest payment date at the Interest Rate from the date of issuance of such Security through the date of determination computed on the basis of a 360-day year of twelve 30-day months; and

               (b) as of any date of determination on or after April 15, 2006, the principal amount of each Security on such date.

               "Applicable Premium" means with respect to a Security at any redemption date, the greater of (i) 1.00% of the Accreted Value of such Security or (ii) the excess of (A) the present value of the redemption price of such Security at April 15, 2006, (such redemption price being set forth in the table above) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Security.

               "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to April 15, 2006; provided, however, that if the period from the redemption date to April 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


               6. Sinking Fund

                  The Securities are not subject to any sinking fund.

               7. Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 of principal amount at maturity. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


          8. Repurchase of Securities at the Option of Holders upon Change of Control

                  Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to (a) 101.00% of the Accreted Value on the Purchase Date, if such date is on or before April 15, 2006, or (b) 101.00% of the principal amount at maturity if such date is after April 15, 2006, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

          9. Subordination

               The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Subsidiary Guarantor (if any) agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

          10. Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

          11. Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

          12. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          13. Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

          14. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Required Holders and (ii) any default or noncompliance with any provision may be waived with the written consent of the Required Holders. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add Subsidiary Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Securityholder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions; or (x) to provide for the creation and issuance of any Tranche of Securities or of any additional Securities of a particular Tranche, including the issuance of the Exchange Securities or Private Exchange Securities.

          15. Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% Accreted Value of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Required Holders by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences. Prior to April 15, 2006, the portion of principal of all Securities that is declared or is otherwise due and payable pursuant to Section 6.02 of the Indenture shall be the Accreted Value of such Securities as of the date of acceleration.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in Accreted Value of the outstanding Securities, voting as a single class, have requested, in writing, that the Trustee pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Required Holders have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Required Holders are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          16. Trustee Dealings with the Company


                 Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          17. No Recourse Against Others


                 A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          18. Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

          19. Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT

TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

          20. Governing Law

                 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          21. Holders' Compliance with Registration Agreement.

                 Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

                 The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint __________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                        Your Signature:
      ----------------------                 -----------------------------------


--------------------------------------------------------------------------------
      Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount at maturity of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [_]      to the Company; or

         (2)      [_]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (3)      [_]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (4)      [_]      outside the United States in an offshore
                           transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)      [_]      to an institutional "accredited investor" (as
                           defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (6)      [_]      pursuant to another available  exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                 _______________________________________________
                                 Your Signature


Signature Guarantee:
Date: ___________________                               ________________________
Signature must be guaranteed by a                       Signature of Signature
participant in a recognized signature                   Guarantee
guaranty medallion program or other
signature guarantor acceptable to the
Trustee



--------------------------------------------------------------------------------





              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------------           ----------------------------------------
                                        NOTICE:  To be executed by an executive
                                        officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

          Asset Disposition [_]                    Change of Control [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the principal amount at maturity: $_________

Date: _________________ Your Signature:    -------------------------------------
                                           (Sign exactly as your name appears on
                                            the other side of the Security)
Signature Guarantee:
                    ------------------------------------------------------------
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee